                                                         Exhibit 21.1

               SUBSIDIARIES OF THE REGISTRANT
                   (as of June 30, 1999)




Allegiant Bank                                               Missouri
      Allegiant Investment Company                           Delaware
         Allegiant Real Estate Investment Trust              Delaware

Allegiant Insurance Services Co.                             Missouri

Kratky Road, Inc.                                            Missouri

Allegiant Capital Trust I                                    Delaware